Exhibit 99.1

FOR IMMEDIATE RELEASE

VIACOM OFFICERS AND DIRECTORS RESIGN

FROM BLOCKBUSTER BOARD, AS PART OF AGREEMENT

DALLAS Oct. 18, 2004 – Blockbuster Inc. (NYSE: BBI and BBI.B) announced today that as agreed between Viacom Inc. (NYSE: VIA and VIA.B) and Blockbuster pursuant to the disposition of Blockbuster by Viacom, the Viacom officers and directors have resigned from the Blockbuster board of directors.

The resignations, effective Oct. 16, are from Sumner M. Redstone, Chairman and CEO of Viacom; Richard J. Bressler, Senior Executive Vice President and CFO of Viacom; Philippe P. Dauman, member of Viacom’s board of directors; and Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of Viacom.

“I would like to thank Sumner, Richard, Philippe and Michael for the support they have provided to us during Viacom’s ownership of Blockbuster,” said John F. Antioco, Chairman & CEO of Blockbuster. “Viacom has been a supportive majority stockholder in helping Blockbuster grow into the world-class brand that we are today.”

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with nearly 9,000 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

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or
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